EXTERNAL USE
LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

MARKETING MATERIALS
$[204,968,919] (Approximate Offered, Subject to +/- 10% Variance) LMT 2008-4 [TBD]

Class	Approximate Size ($) (1)	Coupon	Approx. Initial C/E(2)	Principal Type	Interest Accrual Convention	Delay	Underlying Interest Rate Formula Subject to:
							Minimum	Maximum
A1	$[204,968,919]	LIBOR + [0.38]%	[33.73]%	Super Senior Accretion-Directed	30/360	0 Day	0.3800%	7.0000%
A2(3)	$[51,242,229]	LIBOR + [0.38]% (4)	N/A	Senior Mezzanine Accrual	30/360	0 Day	0.3800%	7.0000%

(1)	Bond sizes are based upon current bond balances as of May 25, 2008 and rolled forward using 10 CPR.
(2)
Initial credit support for the Class A1 Certificates equals the sum of (i) the credit support provided to the underlying class of certificates by the subordinate classes in the related trust fund and (ii) the fraction, the numerator of which is the principal balance of the Class A2 Certificates and the denominator of which is the sum of the principal balances of the Class A1 and Class A2 Certificates. Initial credit support for the Class A2 Certificates equals the credit support provided to the underlying class of certificates by the respective subordinate classes in the related trust fund.

(3)	Not offered under this term sheet.
(4)	Interest accrued on the Class A2 Certificates will not be payable to the holders of this class until the class principal balance of the Class A1 Certificates has been reduced to zero.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed a term sheet supplement with the SEC, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pubs/mbs. The depositor has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-139693) (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has also filed with the SEC a term sheet supplement with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-212-526-7000 or by calling toll free 1-800-666-2388.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the term sheet supplement. The information in the Offering Documentation supersedes information contained in this term sheet or any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The term sheet supplement (and the related prospectus) for the LMT 2008-4 Certificates is delivered concurrently with this term sheet.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed a term sheet supplement with the SEC, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pubs/mbs. The depositor has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated June 6, 2008 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/mbs)  and the prospectus dated May 29, 2008 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the term sheet supplement dated June 6, 2008 and the prospectus dated May 29, 2008 which is conveyed with this document.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed a term sheet supplement with the SEC, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pubs/mbs. The depositor has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Summary of Terms

Issuer:	Lehman Mortgage Trust 2008-4

Depositor:	Structured Asset Securities Corporation

Trustee:	[TBD]

Underwriter:	Lehman Brothers Inc.

Underlying Distribution Date:	25th day of each month. However, if such day is not a business day, payments will be made on the next business day.

Distribution Date:	July [25], 2008. The distribution date will be the 25th day of each month. However, if such day is not a business day, payments will be made on the next business day.

Cut-Off Date:	June [1], 2008

Statistical Cut-Off Date:	May [1], 2008

Closing Date:	June [30], 2008

Rating:	All Offered Certificates are expected to be rated AAA by one of Standard and Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. or Fitch, Inc.

Certificates:	The Senior Certificates and the Class R Certificate.

Offered Certificates:	The Class A1 Certificates

Senior Certificates:	The Class A1 and Class A2 Certificates

Clearing/Registration:	Book-entry form through DTC

Minimum Denominations:	$100,000 / $1 increments in excess thereof.

SMMEA Eligibility:	All Senior Certificates are expected to be SMMEA eligible.

ERISA Eligibility:	All Senior Certificates are expected to be ERISA eligible.

Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed a term sheet supplement with the SEC, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pubs/mbs. The depositor has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•
The trust shall issue two classes of Senior Certificates that are collateralized by the entitlement to the Interest Remittance Amount (as defined herein) and Principal Remittance Amount (as defined herein), from the class of mortgage-backed securities (the “Underlying Certificates”) from a trust fund that is collateralized by fixed rate residential mortgage loans.

•
Each of the Senior Certificates will accrue interest monthly at an interest rate equal to one-month LIBOR plus [0.38%] per annum, subject to the related underlying interest rate formula maximum and minimum rate as designated on page 1 herein.

•	The underlying trust fund is structured using a standard non-agency fixed rate, residential senior/subordinate shifting-interest structure.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed a term sheet supplement with the SEC, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pubs/mbs. The depositor has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Underlying Transaction:

•	The Underlying Certificates were issued from Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-9 (“LMT 2006-9”).

•	The underlying trust fund has a 10% optional termination clean up call.

Underlying Senior Class:

•
The Underlying Certificate, as listed below, is a super senior certificate that accrues interest on 30/360 day count and pays monthly on the 25th day of each month or, if such a day is not a business day, the next business day, on a 0 day delay.

•	The following Underlying Certificate will be included in the trust:

CUSIP	Certificate Name	Original Face Issued	Original Face owned	% Owned	Bond Factor	Current Face Owned (1)
52521HBE2	LMT 2006-9 2A1	$337,825,000	$300,000,000	88.80%	0.865485190	$ 259,645,557

(1)	The balance is as of May 25, 2008.

•	Payments of interest and principal on the Underlying Certificate (as listed above) is based on collections from all of the mortgage loans in the applicable mortgage loan pool of the trust fund.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed a term sheet supplement with the SEC, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pubs/mbs. The depositor has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority:

The Interest Rate for the Senior Certificates for any Accrual Period will be equal to one-month LIBOR plus [0.38%] per annum, subject to the related underlying interest rate formula maximum and minimum rates as designated on the cover of this term sheet. Interest will accrue on the Senior Certificates on a 30/360 basis.

The “Accrual Period” for the Senior Certificates will be the period beginning on the immediately preceding Distribution Date (or in the case of the initial Distribution Date, May [25], 2008) and ending on the calendar day immediately before the related Distribution Date.

The Class A2 Certificate is an accrual certificate. Interest accrued on this class will not be distributed to the holders on any distribution date until the class principal balance of the Class A1 Certificates has been reduced to zero. Instead, an amount equal to that accrued interest will be added to the class principal balance of the Class A2 Certificates, until the class principal balance of the Class A1 Certificates have been reduced to zero.

On each Distribution Date, the Interest Remittance Amount received from the Underlying Certificates for such date will be distributed to pay Current Interest and Carryforward Interest, pro rata, to the Class A1 and Class A2 Certificates, in proportion to such amounts; provided, however, in the event that Class A1 Certificates are still outstanding, the portion of Interest Remittance Amount that is otherwise distributable to the Class A2 Certificates will be distributed as described in “Principal Payment Priority” below.

Principal Payment Priority:

On each Distribution Date, the Principal Remittance Amount received from the Underlying Certificates for such date, in addition to the portion of Interest Remittance Amount that is otherwise distributable to the Class A2 Certificates as described above, will be distributed sequentially, first to the Class A1 Certificates until the Class Principal Balance of such Class is reduced to zero, and second to the Class A2 Certificates until the Class Principal Balance of such Class is reduced to zero.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed a term sheet supplement with the SEC, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pubs/mbs. The depositor has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Definitions:

The “Final Scheduled Distribution Date” for the Senior Certificates is the Distribution Date in January 2037.

The “Interest Remittance Amount” for each Distribution Date and the Senior Certificates will be equal to the sum of accrued interest received on the Underlying Certificates.

The “Principal Remittance Amount” for each Distribution Date and the Senior Certificates will be equal to the sum of the principal distribution amount received on the Underlying Certificates.

The “Current Interest” with respect to each Class of Senior Certificates will equal, with respect to any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate (as defined herein) during the related Accrual Period on the principal balance of such Class.

The “Carryforward Interest” with respect to each Class of Senior Certificates will equal, with respect to any Distribution Date, (a) the amount, if any, by which (i) the sum of (x) Current Interest for such Class for the immediately preceding Distribution Date and (y) any unpaid Carryforward Interest from previous Distribution Dates exceeds (ii) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date plus (b) accrued interest thereon at the applicable Interest Rate.

Realized Losses:

If an underlying mortgage loan becomes a liquidated loan and the net liquidation proceeds relating thereto and allocated to principal are less than the principal balance on such mortgage loan, the amount of such insufficiency is a “Realized Loss.” Realized Losses will, in effect, be absorbed first by any certificates subordinate to the Underlying Certificate.

Following the reduction to zero of the certificates that are subordinate to the Underlying Certificates, all Realized Losses that are allocable to the Underlying Certificate will be passed through to the Senior Certificates. Realized Losses will be allocated first, to the Class A2 Certificates until the principal balance of such Class is reduced to zero and then, second, to the Class A1 Certificates, until the principal balance of such Class is reduced to zero.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed a term sheet supplement with the SEC, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pubs/mbs. The depositor has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Underlying Certificate Summary:

CUSIP	Bond	Orig Bal	Current Bal	Coupon	Current CE**
52521HBE2	LMT 2006-9 2A1	$337,825,000	$292,382,534	LIBOR +0.3800%	13.73%

**	Calculated as of the May 25, 2008 distribution date. All the data has been compiled from Bloomberg and Intex.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed a term sheet supplement with the SEC, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pubs/mbs. The depositor has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Summary:

Collateral Characteristics

Deal	Credit Group	Orig Bal	Current Bal	WALA	Original LTV (%)	Original Fico	Avg Loan Size ($1,000)	Purchase Property (%)	Owner Occupied (%)
LMT 2006-9	Pools 1/2A/2B/2C/3	631,181,447	555,072,495	19	74.07	707	218	41.3	83.5

*	All collateral data is as of the May 25, 2008 distribution date and has been compiled from Bloomberg.
***
All collateral data, other than WALA and Average Loan Size, is reflective of the mortgage loans in the entire credit group related to such bond. WALA and Average Loan Size are reflective of only the mortgage loans in the pool related to such bond.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed a term sheet supplement with the SEC, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pubs/mbs. The depositor has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Summary (cont.):

Collateral Performance - Delinquency

Deal	Credit Group	60 day delinquent	90 day delinquent	Foreclosure	REO	Loss
LMT 2006-9	Pools 1/2A/2B/2C/3	1.76%	3.32%	1.75%	1.33%	0.11%

*	All delinquencies have been normalized according to the MBA methodology.
**	All collateral data is as of the May 25, 2008 distribution date and has been compiled from Bloomberg.
***	All delinquency collateral performance is reflective of the mortgage loans in the credit group related to such bond.

Collateral Performance - Prepayment Speeds

Deal	Pool	1m CPR	3m CPR	6m CPR	12m CPR
LMT 2006-9	2A/2B/2C	6.8%	9.7%	8.6%	8.7%

*	All collateral data is as of the April 25, 2008 distribution date and has been compiled from Bloomberg & Intex.
**	Weighted averages are based upon the current balance of the related class of certificates that are pledged to the trust.
***	All prepayment speed collateral performance is reflective of the mortgage loans in the pool related to such bond.

Contacts
MBS Trading	Tim Dooley Sandeep Bharatwaj	(212) 526-8320 (212) 526-8320
Residential Finance	Mike Hitzmann Nicholas Stimola Lei Tie	(212) 526-5806 (212) 526-0212 (212) 526-2751

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed a term sheet supplement with the SEC, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pubs/mbs. The depositor has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.